Exhibit 10.203

SEVENTH AMENDMENT TO
ERIE INSURANCE GROUP EMPLOYEE SAVINGS PLAN
(As Amended and Restated Effective January 1, 2015)
WHEREAS, Erie Indemnity Company (the "Company") maintains the Erie Insurance Group
Employee Savings Plan (the "Plan") under an amendment and restatement effective as of January 1, 2015;
WHEREAS, the Plan provides that the Company may amend the Plan; and
WHEREAS, the Company wishes to make certain changes to the Plan’s governance structure and administrative provisions as set forth herein.
NOW, THEREFORE, the Company hereby amends the Plan as follows, effective January 1, 2020:
1.    Section 1.4 is hereby amended in its entirety to read as follows:

1.4	“Board” means the Board of Directors of the Company. References to actions or decisions by the Board include actions or decisions by the Board’s authorized designee.
2.    The last sentence of Section 1.36 is hereby amended in its entirety to read as follows:
To the extent permitted under regulations and other guidance promulgated by the Internal Revenue Service, the Administrator may elect to determine Test Compensation on a basis other than that provided above.
3.    Section 1.38 is hereby amended in its entirety to read as follows:

1.38	“Trust Agreement” means the Trust Agreement entered into with a Trustee as provided in Section 8.1, together with all amendments, modifications and supplements thereto.
4.    Section 7.5 is hereby amended in its entirety to read as follows:

7.5    Modifications to Hardship Withdrawal Standards

The Company may amend the provisions of this Article in accordance with Article 12. The Administrator may amend the policies adopted hereunder in its discretion, provided that it acts in a reasonable and non-discriminatory fashion in making such changes.
5.    Section 7.6(f) is hereby amended in its entirety to read as follows:

(f)
The Company may amend the provisions of this Article in accordance with Article 12. The Administrator may amend the policies adopted hereunder in its discretion, provided that it acts in a reasonable and non-discriminatory fashion in making such changes.

6.    Section 8.1 is hereby amended in its entirety to read as follows:

8.1    Trust Agreement

The Company has established a trust for the purpose of holding assets of the Trust Fund, and the trust is administered and invested pursuant to a Trust Agreement. The Trust Agreement provides, among other things, that all funds received by the Trustee thereunder shall be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the Trust Fund held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Administrator may remove such Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Administrator shall appoint a successor Trustee.

The Administrator shall have authority to direct that there shall be more than one Trustee under the Trust Agreement (or to enter into additional Trust Agreements with respect to separate portions of the Trust Fund) and to determine the portion of the assets under the Trust Agreement to be held by each such Trustee. If such action is taken, the Administrator shall designate the additional Trustee or Trustees, and each Trustee shall hold and invest and keep records with respect to the portion of such assets held by it.

With respect to any Trust Agreement, the Company may be a party with respect to the Company’s rights and obligations as settlor of the Plan’s Trust Fund, but is not a Plan fiduciary. In the event that any Trust Agreement grants powers to the Company (other than powers relating to the Company’s corporate obligations or role as settlor of the Plan’s Trust Fund), the Company shall act as the Administrator’s agent and shall act for and solely at the direction of the Administrator in exercising such powers.

7.    Section 8.2 is hereby amended in its entirety to read as follows:

8.2    Appointment of Independent Accountants

The Administrator may select a firm of independent public accountants to examine and report on the financial position and the results of the operations of the Trust Fund created under the Plan, at such times as it deems proper and/or necessary.

8.    The last paragraph of Section 8.4 is hereby amended in its entirety to read as follows:

The Administrator may, from time-to-time, designate another person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the Administrator’s responsibilities under this Section 8.4, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator.

9.    Section 9.1 is hereby amended in its entirety to read as follows:

9.1    The Administrator

The Plan shall be administered by a committee that shall act as Plan Administrator. The members of the administrative committee shall be appointed and removed from time to time by the Vice President, Corporate HR Officer (or, if there is no person holding that title, the person holding a successor title or acting in a similar capacity with respect to the oversight of the Company’s retirement plans), such person to be referred to herein as the “Appointing Officer.” The Company is the Plan sponsor, but it is intended that full fiduciary authority be vested in the administrative committee (and with respect to appointment and oversight of its members, the Appointing Officer), so that neither the Company nor any Affiliate is a fiduciary of the Plan, and the Plan shall be construed accordingly.

(a)	Any member of the committee who ceases to be an Employee (or, if appointment was made by job title, who ceases to hold the relevant title or a successor title) will automatically cease to be a committee member unless otherwise expressly agreed.

(b)	Any individual who is a member of the administrative committee may resign by delivering his written resignation to the Appointing Officer.

(c)
The Appointing Officer may add or remove committee members in his or her sole discretion. In making appointments, the Appointing Officer shall not be limited to any particular person or group, and nothing herein contained shall be construed to prevent any Participant, director, officer, employee or shareholder of the Employers from serving as a member of the administrative committee.

(c)
Members of the administrative committee will not be compensated from the Trust Fund for services performed in such capacity, but the Company or Trust Fund will reimburse such individual for expenses reasonably incurred by them in such capacity, subject to compliance with such expense reimbursement policies as may be established from time to time.

(d)
The Administrator shall be the “named fiduciary” for purposes of ERISA; provided, however, that Participants and Beneficiaries with Employer Accounts under the Plan shall be considered “named fiduciaries” solely to the extent of those fiduciary duties and responsibilities which are directly related to the exercise of voting rights with respect to Plan interests invested in the Erie Indemnity Stock Fund (and not to other aspects of Plan operation and/or administration). .

(e)
The Appointing Officer shall maintain such documentation of committee membership as may be necessary or advisable, and shall provide any notice of membership changes that may be required to the Trustee and other persons.

10.    Section 9.3 is hereby amended in its entirety to read as follows:
9.3    Delegation of Duties
The Administrator may, from time to time, designate any person (including, without limitation, an individual, a committee or subcommittee, or a vendor) to carry out any of the responsibilities of the Administrator, subject to the limitations imposed by Section 405 of ERISA. The person so designated will have full authority, or such limited authority as the Administrator may specify, to take such actions as are necessary or appropriate to carry out the duties delegated by the Administrator
11.    Article 10 is hereby amended in its entirety to read as follows:
ARTICLE 10
CLAIMS PROCEDURE AND CLAIMS LITIGATION
10.1    Claims Review Procedure
The Administrator shall be responsible for the claims procedure under the Plan. The claims procedure established by the Administrator shall comply with regulations adopted by the Secretary of Labor of the United States. This procedure shall require the Administrator to provide adequate written notice to any person whose claim is denied in whole or in part, specifying the reasons for denial in a manner calculated to be understood by such person. The Administrator shall give any person whose claim has been denied a reasonable opportunity for a full and fair review by the Administrator of its decision, and shall inform the claimant of the steps he must take to obtain a review of the Administrator’s decision. The Administrator shall provide the claimant with reasonable access to, and copies of, all relevant documents and other information in accordance with regulatory requirements, provided that unless otherwise required by ERISA, the claimant’s rights shall be limited by applicable attorney-client privilege, attorney work-product privilege, and other applicable privilege rules.

10.2
Determination by the Administrator Conclusive

The Administrator’s determination of factual matters relating to Participants, Beneficiaries and alternate payees shall be conclusive. The Administrator and the Company and its respective officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any accountant for the Plan, the Trustee or any investment managers and upon opinions given by any legal counsel for the Plan insofar as such reliance is consistent with ERISA. The Trustee and other service providers may act and rely upon all information reported to them by the Administrator and/or the Company and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary. In accordance with Section 11.10, the Administrator may rely on the Employer’s records, and to the extent a claimant asserts entitlement to benefits or other rights based upon facts not contained in the Plan’s records, such person shall be required to provide satisfactory affirmative evidence of such facts, and the Administrator shall have the sole and exclusive discretion to determine whether the affirmative evidence is satisfactory.

10.3	Exhaustion of Administrative Remedies. The exhaustion of the claims review procedure is mandatory for resolving every claim and dispute involving the Plan. As to such claims and disputes:

(a)
No claimant shall be permitted to commence any civil action or demand arbitration to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the claims review procedure set forth herein has been exhausted in its entirety; and

(b)
In any such civil action or arbitration proceeding all explicit and all implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

10.4	Arbitration
In the event that a claimant’s claim is denied by the Administrator and the claimant has exhausted all remedies (including all mandatory levels of appeal) under the Plan’s claims procedures, the claimant or the Administrator will have the right to compel binding arbitration with respect to the claim. The process and procedure shall be governed by the Employer’s arbitration policy, if any, and if none, by the rules of the American Arbitration Association for commercial transactions. The arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA, which requires the arbitrator to defer to the Administrator and its factual findings and interpretations unless such findings and interpretations are arbitrary and capricious and requires that any assertions the claimant wishes to present to an arbitrator or court first have been presented in the claims and appeals process). Claims may not be litigated or arbitrated on a class action basis or on bases involving claims brought in a representative capacity on behalf of any other similarly situated party. All claims pertaining to the Plan shall be required to be submitted to binding arbitration in this manner, unless such a requirement is prohibited by applicable law or regulation. Except with respect to claims as to which binding arbitration may not be compelled, no claim may be brought in any other manner.

10.5	Forum Selection
Any arbitration proceeding or civil action with respect to a claim involving the Plan must, unless otherwise agreed by the Administrator or required by law, take place in Erie, Pennsylvania (and, in the case of a civil action, in the federal district court serving Erie, Pennsylvania). Enforcement of an arbitrator’s award may be sought in federal court in accordance with the Federal Arbitration Act, with any such enforcement action to be filed in the federal district court serving Erie, Pennsylvania.

10.6
Deadline to File Civil Action or Demand Arbitration.

No civil action or arbitration proceeding, as applicable, to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the civil action or arbitration proceeding, as applicable, is commenced in the proper forum before the earlier of:

(a)	Twelve months after the claimant knew or reasonably should have known of the principal facts on which the claim is based; or

(b)	Ninety days after the claimant has exhausted the claims review procedure.
12.    Section 11.12(c)(3) is hereby amended in its entirety to read as follows:

(3)
Compensation and Test Compensation shall be determined for the individual during the period of qualified military service. The amount of Compensation and Test Compensation shall be determined by the Administrator consistent with the requirements of the USERRA, and shall reflect the Administrator’s best estimate of the earnings the individual would have received but for the qualified military service.

13.    Section 12.1(b) is hereby amended to read in its entirety as follows:

(b)
impermissibly divest a Participant of any portion of his Total Account hereunder that has accrued to him prior to the effective date of such amendment, or reduce or eliminate such Participant’s vested status or other rights pertaining thereto in violation of Section 411(d)(6) of the Code (provided that otherwise-protected rights may be reduced, modified or eliminated as permitted by the Treasury Regulations); or
14.    The second to last paragraph of Section 12.1 is hereby amended in its entirety to read as follows:
Any such modification or amendment to this Plan shall be evidenced by a written instrument adopted by the Board. Any such written instrument shall recite at which time the amendments contained therein shall become effective.
15.    Section 12.2(b) is hereby amended in its entirety to read as follows:

(b)
Notwithstanding anything to the contrary contained herein, Trustee’s fees and other expenses incident to the operation and management of the Plan incurred after the termination of the Plan may, at the discretion of the Administrator, be paid from assets of the Trust Fund that are not part of any Participant’s Total Account.

IN WITNESS WHEREOF, the Company has caused this Plan Amendment to be executed this 23rd day of December, 2019.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Maureen Krowicki	By: /s/ Brian W. Bolash

Title: Senior Vice President